[Form of Company Lock-up Agreement]

[      ], 2016

Biodel, Inc.
100 Saw Mill Road
Danbury, Connecticut 06810

       Re:       Biodel, Inc.

Ladies and Gentlemen:

The undersigned of this lock-up agreement (the “Lock-Up Agreement”) understands that you, Biodel, Inc., a Delaware corporation (the “Company”) propose to enter into a share exchange agreement (the “Share Exchange Agreement”) with Albireo Limited, a company registered in England and Wales (“Albireo”) and the Persons listed on Schedule I to the Share Exchange Agreement (the “Sellers”), pursuant to which the Sellers will sell, transfer and convey to Company, and Company will purchase from Sellers, all of the issued and outstanding shares in the capital of Albireo, or in the case of the Sellers who are Loan Note Holders, shares in the capital of Albireo into which their Loan Notes will be converted (the “Acquisition”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Share Exchange Agreement.

In connection with the Share Exchange Agreement and the transactions contemplated thereby, the undersigned hereby agrees that, without the prior written consent of Albireo, the undersigned will not, during the period commencing on the date hereof and ending on the date that is 180 days after the Closing Date (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Company Common Stock or any securities convertible into or exercisable or exchangeable for Company Common Stock (including without limitation, Company Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Company Common Stock or such other securities, in each case above, that are currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned and whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Company Common Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any similar right with respect to the registration of any shares of Company Common Stock or any security convertible into or exercisable or exchangeable for Company Common Stock.

The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to (a) transfers of Company Common Stock or securities convertible into or exercisable or exchangeable for Company Common Stock (i) if the undersigned is a natural person, (A) to a Family Member or a trust formed for the benefit of the undersigned or the undersigned’s Family Member, (B) the undersigned’s estate, (C) by bona fide gift, will or intestacy, or (D) any partnership, corporation or limited liability company which is controlled by the undersigned or any such Family Member(s), (ii) if the undersigned is a corporation, partnership or other business entity, (A) to another corporation, partnership or other business entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, including investment funds or other entities under common control or management with the undersigned, (B) any distribution or dividend to equity holders (including, without limitation, general or limited partners and members) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders) or (C) as a bona fide gift to a charitable organization, or (iii) if the undersigned is a trust, to a grantor or beneficiary of the trust; (b) the exercise of options or warrants to purchase shares of Company Common Stock or the receipt of shares of Company Common Stock upon the vesting of restricted stock awards and any related transfer of shares of Company Common Stock to Company (i) deemed to occur upon the cashless exercise of such options or exercise of such warrants or (ii) for the purpose of paying the exercise price of such options or warrants or for paying taxes (including estimated taxes) due as a result of the exercise of such options or warrants or as a result of the vesting of such shares of Company Common Stock under such restricted stock awards (or the disposition to Company of any shares of restricted stock granted pursuant to the terms of any employee benefit plan); (c) transfers by the undersigned of securities acquired in the open market following the Closing; or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Company Common Stock; provided that such plan does not provide for the transfer of shares of Company Common Stock during the Lock-Up Period; and provided, further, that in the case of any transfer or distribution pursuant to clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to the Company a lock-up agreement in the form of this Lock-Up Agreement.

In furtherance of the foregoing, the Company and the Transfer Agent are hereby authorized to decline to make any transfer of Company Common Stock or securities convertible into or exercisable or exchangeable for Company Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Share Exchange Agreement is terminated pursuant to its terms, the undersigned shall be automatically released from all restrictions and obligations under this Lock-Up Agreement.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Very truly yours,

By:
Name:
Title:

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